Exhibit 10.22
AMENDMENT NO. 2 TO AMENDED AND
RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of this 31st day of December 2008, by and between HAWK CORPORATION, a Delaware corporation (“Hawk”), FRICTION PRODUCTS CO., an Ohio corporation (together with Hawk, “Employer”) and RONALD E. WEINBERG (“Employee”).

RECITALS:

A.	Employer and Employee are parties to the Amended and Restated Employment Agreement entered into as of December 31, 2001 (the “Restated Agreement”).

B.
Employer and Employee amended the Restated Agreement under Amendment No. 1 to Amended and Restated Employment Agreement dated as of March 3, 2004 (the “First Amendment,” and together with the Restated Agreement, the “Original Amended Agreement”).

C.
In order to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, the parties desire to amend the Original Amended Agreement as set forth in this Amendment (the Original Amended Agreement as amended by this Amendment is referred to herein as the “Amended Agreement”).

ACCORDINGLY, in consideration of the promises hereinafter set forth in this Amendment, the parties agree as follows:

1. Changes to Section 2 of the Original Amended Agreement. Employer and Employee hereby agree that Section 2 of the Original Amended Agreement is hereby amended as follows:

(a)	Section 2(a) of the Original Amended Agreement is hereby deleted from the Original Amended Agreement in its entirety and is replaced in the Amended Agreement by the following new Section 2(a):

(a)           Salary:  Employee shall receive a salary at the annual rate of $418,625, payable not less frequently than semi-monthly in accordance with Employer’s normal payroll procedures (as adjusted from time to time the “Base Wages”), reduced commencing October 1, 2006, or such other date as defined benefit plan payments commence, by any payments made to Employee under any non-contributory defined benefit plan maintained by Employer (“Defined Benefit Payments”).  To ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Department of Treasury regulations and other interpretive guidance issued thereunder, each as in effect from time to time (collectively, “Section 409A”), in no event shall any portion of the Base Wages be paid later than March 15 of the calendar year following the calendar year in which the Base Wages were earned and accrued.

(b)	The following is added in its entirety as the last sentence of Section 2(c) titled “Executive Bonus Plan” of the Original Amended Agreement:

To ensure compliance with Section 409A, any bonus payment payable under this Section 2(c) shall be paid no later than March 15 of the calendar year following the calendar year in which the amount was earned and accrued.

(c)	Section 2(c) of the Original Amended Agreement titled “Business Expenses” is redesignated in its entirety as Section 2(d) of the Amended Agreement.

(d)	Section 2(d) of the Original Amended Agreement titled “Automobile Expenses” is redesignated in its entirety as Section 2(e) of the Amended Agreement.

(e)	Section 2(e) of the Original Amended Agreement titled “Insurance” is redesignated in its entirety as Section 2(f) of the Amended Agreement.

(f)	The following is added in its entirety as the last sentence of Section 2(d) of the Amended Agreement:

To ensure compliance with Section 409A, reimbursed business expenses for each calendar year shall be paid no later than March 15 of the calendar year following the calendar year in which those expenses were incurred by Employee.

(g)	The following is added in its entirety as the last sentence of Section 2(e) of the Amended Agreement:

To ensure compliance with Section 409A, (i) car allowance amounts shall be paid no later than March 15 of the calendar year following the calendar year in which Employee’s right to each amount accrued and (ii) reimbursed maintenance and repair costs shall be paid no later than March 15 of the calendar year following the calendar year in which those expenses were incurred by Employee.

2. Changes to Section 6 of the Original Amended Agreement. Employer and Employee hereby agree that Section 6 of the Original Amended Agreement is hereby deleted from the Original Amended Agreement in its entirety and is replaced in the Amended Agreement by the following new Section 6 in its entirety:

6.           DEATH OF EMPLOYEE.

(a)	In the event Employee should die during the Employment Period and:

(i)           at the time of Employee’s death, Employee has a wife, then:  (A) Employer shall pay to Employee’s wife the amount of bonus which Employee would have received under Section 2(c) hereof for the year of Employee’s death which shall be prorated for the portion of the year ending upon the date of death; and (B) Employer shall continue to provide and/or pay for the existing health care coverage to Employee’s wife to the maximum extent allowable in all respects under applicable law for the balance of the Employment Period or until Employee’s surviving spouse attains the age of sixty-five (65) years, whichever is longer; provided, however, that when Employee’s surviving spouse attains the age of sixty-five (65) years, Medicare shall be the primary provider of medical coverage and the existing health care coverage shall be the secondary payor; and provided further, however, that the combined benefits of Medicare and the Medicare supplemental policy shall be substantially the same as then available under the Employer’s existing health care coverage for active employees; or

(ii)           at the time of Employee’s death, Employee has no wife, then Employer shall:  (A) for a period of two (2) years, continue to pay Employee’s Base Wages at the same monthly amount earned by Employee immediately prior to his death to Employee’s beneficiaries or estate; and (B) pay to Employee’s beneficiaries or his estate, the amount of bonus which the Employee would have received under Section 2(c) hereof for the year of Employee’s death which shall be prorated for the portion of the year ending upon the date of death.

(b)           To ensure compliance with Section 409A, Employer shall pay:

(i)           any amount payable under Section 6(a)(i)(A) or 6(a)(ii)(B) by no later than March 15 of the calendar year following the year of Employee’s death;

(ii)           all amounts payable under Section 6(a)(ii)(A) semi-monthly in accordance with Employer’s payroll procedures as in effect on the date of this Agreement beginning with the first month following the month of Employee’s death; and

(iii)           to the extent that any continued payments or reimbursements of health care coverage under Section 6(a)(i)(B) above are deemed to constitute taxable compensation, any such payment due to Employee’s wife shall be paid on or before the last day of the calendar year following the calendar year in which the related expense was incurred.  The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and the right of Employee’s wife to such payments or reimbursement shall not be subject to liquidation or exchange for any other benefit.

3. Changes to Section 7 of the Original Amended Agreement.  Employer and Employee hereby agree that Section 7 of the Original Amended Agreement is hereby amended as follows:

(a)
Section 7(a) of the Original Amended Agreement is hereby deleted from the Original Amended Agreement in its entirety and is replaced in the Amended Agreement by the following new Section 7(a) in its entirety:

(a) In the event that Employee becomes “mentally or physically disabled” (as hereinafter defined) during the Employment Period, Employer shall continue to pay Employee’s Base Wages to Employee semi-monthly in accordance with Employer’s payroll procedures as in effect on the date of this Agreement for the remainder of the year after the onset of such disability beginning with the first payroll period after the onset of the disability, at the same monthly rate earned by Employee immediately prior to his disability.  The amount of the bonus which Employee is to receive under Section 2(c) hereof for the year of the onset of the disability shall be determined and paid as if Employee has not been disabled.  To ensure compliance with Section 409A, Employer shall pay any bonus amount payable for the year of the onset of the disability by no later than March 15 of the calendar year following the year of the onset of the disability.  After the year of the onset of the disability and until the end of the Employment Period (which for purposes of this sentence shall be June 30, 2007), Employer shall provide the following to Employee:  (i) disability wage continuation payments, for the remainder of Employee’s life, equal to, on an annual basis, sixty percent (60%) of the average annual Employee’s Base Wages (exclusive of any reduction for Defined Benefit Payments) for the previous three consecutive years of employment prior to the year of the onset of the disability with Employer, less applicable withholding taxes, payable not less frequently than semi-monthly (“Disability Wage Continuation Payments”) and (ii) annual bonus payments, for the remainder of Employee’s life, equal to sixty percent (60%) of Employee’s average annual bonus payment for the previous three consecutive years of employment with the Employer (as such bonus is determined in accordance with Section 2(c)), less applicable withholding taxes (“Bonus Continuation Payments”); provided that the Disability Wage Continuation Payments and Bonus Continuation Payments shall be reduced by the amount of any insurance payments made to Employee or his spouse under any insurance plans provided and paid for by Employer or any of its subsidiaries or affiliates and any Defined Benefit Payments made to Employee or his spouse.  If Employee shall die prior to June 30, 2007, but after Employee becomes mentally or physically disabled, then the provisions of Section 6 hereof shall apply.

(b)	The following is added in its entirety as Section 7(c) of the Amended Agreement:

(c)           To ensure compliance with Section 409A, Employer shall pay:

(i)           all Disability Wage Continuation Payments payable under Section 7(a)(i) semi-monthly in accordance with Employer’s payroll procedures as in effect on the date of this Agreement beginning with the first month of the calendar year after the year of the onset of the disability; and

(ii)           all Bonus Continuation Payments payable under Section 7(a)(ii) on March 15 of the calendar year following the year in which each amount is earned and accrued.

4. Changes to Section 8 of the Original Amended Agreement.  Employer and Employee hereby agree that Section 8 of the Original Amended Agreement is hereby amended as follows:

(a)
Section 8(c) of the Original Amended Agreement is hereby deleted from the Original Amended Agreement in its entirety and is replaced in the Amended Agreement by the following new Section 8(c) in its entirety:

(c)           If Employer terminates the employment of Employee:

(i)           for cause pursuant to Section 8(a), then Employer shall not be obligated to make any further payments to Employee under this Agreement or otherwise (including, without limitation, any accrued and unpaid bonuses and severance benefits), except for amounts of any earned and unpaid Base Wages;

(ii)           pursuant to Section 8(b) hereof, then Employer and/or its successor (whether direct or indirect, by purchase, merger, consolidation, by operation of law or otherwise), shall be obligated to continue to pay Employee the Base Wages through the date that Employee voluntarily leaves the employ of Employer; provided, however, that Employee shall not be entitled to any bonus payments; or

(iii)           for any reason other than for cause as set forth in Section 8(a) hereof, then Employer and/or its successor (whether direct or indirect, by purchase, merger, consolidation, by operation of law or otherwise), shall be obligated to continue to pay Employee the Base Wages for the remainder of the Employment Period and any bonuses he would have earned if still employed through the end of the Employment Period, and shall be further obligated to continue to provide and/or pay for the existing health care coverage to Employee for the remainder of the Employment Period.

(b)
Section 8(d) of the Original Amended Agreement is hereby deleted from the Original Amended Agreement in its entirety and is replaced in the Amended Agreement by the following new Section 8(d) in its entirety:

(d)           To ensure compliance with Section 409A, Employer shall pay:

(i)           all amounts payable under Sections 8(c)(i) and (ii) semi-monthly in accordance with Employer’s payroll procedures as in effect on the date of this Agreement; provided, however that no amount payable under Section 8(c)(i) or (ii) shall be paid later than March 15 of the calendar year following the year of Employee’s termination of employment with Employer;

(ii)           all amounts payable under Section 8(c)(iii):  (A) constituting Base Wages, semi-monthly in accordance with Employer’s payroll procedures as in effect on the date of this Agreement beginning with the first pay period (determined in accordance with Employer’s payroll procedures) following the date of Employee’s termination, and (B) constituting bonus payments, on March 15 of each calendar year following the calendar year to which each amount relates; and

(iii)           to the extent that any continued payments or reimbursements of health care coverage under Section 8(c)(iii) above are deemed to constitute taxable compensation to Employee, any such payment due to Employee shall be paid to Employee on or before the last day of Employee’s taxable year following the taxable year in which the related expense was incurred.  The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and Employee’s right to such payments or reimbursement shall not be subject to liquidation or exchange for any other benefit.

(c)	The following is added in its entirety as Section 8(e) of the Amended Agreement:

In the event that Employee’s employment with Employer is terminated by Employer or by Employee, the parties agree that the provisions of Sections 8(c), 9, 10, 11, 12, 13, 14, 17, 18, 21, 25 and 26 hereof shall survive such termination and continue in full force and effect.

5. Changes to Section 22 of the Original Amended Agreement.  Employer and Employee hereby agree that Section 22 of the Original Amended Agreement is hereby amended as follows:

(a)	Section 22 of the Original Amended Agreement is redesignated in its entirety as Section 23 of the Amended Agreement.

(b)	The following is added in its entirety as Section 22 of the Amended Agreement:

22.           SECTION 409A.

(a)           To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A.
(b)           If Employee is a “specified employee” (within the meaning of U.S. Treasury Regulation Section 1.409A-1(i)), as determined by Employer in accordance with Section 409A, as of the date of Employee’s separation from service (within the meaning of U.S. Treasury Regulation Section 1.409A-1(h)), to the extent that the payments or benefits under this Agreement are subject to Section 409A and the delayed payment or distribution of all or any portion of those amounts to which Employee is entitled under this Agreement, exclusive of any amount that is permitted to be distributed under U.S. Treasury Regulation Section 1.409A-1(b)(9)(iii) (regarding the two-times, two year exception), is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred under this Section 19(b) shall be paid or distributed (without interest) to Employee in a lump sum on the earlier of (i) the date that is six (6) months following termination of Employee’s employment, (ii) a date that is no later than thirty (30) days after the date of Employee’s death, or (iii) the earliest date as is permitted under Section 409A.  For purposes of clarity, the six (6) month delay shall not apply in the case of severance pay contemplated by U.S. Treasury Regulation Section 1.409A-1(b)(9)(iii) to the extent of the limits set forth therein.  Any remaining payments due under this Agreement shall be paid as otherwise provided in this Agreement.

(c) For purposes of Section 409A (including, without limitation, for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2)(iii)), Employee’s right to receive the installment payments described in Sections 6(a)(ii)(A), 7(a), and 8(c)(iii) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment shall at all times be considered a separate and distinct payment.

(d)           Notwithstanding anything herein to the contrary, to the extent any of the amounts payable under Sections 6(a)(ii)(A), 7(a), and 8(c)(iii) are treated as non-qualified deferred compensation subject to Section 409A, then no portion of such amounts shall be payable to Employee unless Employee’s termination of employment constitutes a “separation from service,” as defined in U.S. Treasury Regulation Section 409A-1(h) (and any successor provision thereto).

(e)           To the maximum extent permitted by applicable law, the amounts payable to Employee under this Agreement shall be made in reliance upon U.S. Treasury Regulation Section 1.409A-1(b)(9) (with respect to separation pay plans) or U.S. Treasury Regulation Section 1.409A-1(b)(4) (with respect to short-term deferrals).

(f)           As provided in Internal Revenue Notice 2007-86, notwithstanding any other provision of this Agreement, with respect to an election or amendment to change a time and form of payment under this Agreement that is subject to Section 409A made on or after January 1, 2008 and on or before December 31, 2008, the election or amendment may apply only to amounts that would not otherwise be payable in 2008 and may not cause an amount to be paid in 2008 that would not otherwise be payable in 2008.

6. Change to Section 23 of the Original Amended Agreement.  Employer and Employee hereby agree that Section 23 of the Original Amended Agreement is hereby redesignated in its entirety as Section 24 of the Amended Agreement.

7. Change to Section 24 of the Original Amended Agreement.  Employer and Employee hereby agree that Section 24 of the Original Amended Agreement is hereby redesignated in its entirety as Section 25 of the Amended Agreement.

8. Change to Section 25 of the Original Amended Agreement.  Employer and Employee hereby agree that Section 25 of the Original Amended Agreement is hereby redesignated in its entirety as Section 26 of the Amended Agreement.

9. Change to Section 26 of the Original Amended Agreement.  Employer and Employee hereby agree that Section 26 of the Original Amended Agreement is hereby redesignated in its entirety as Section 27 of the Amended Agreement.

10. Change to Section 27 of the Original Amended Agreement.  Employer and Employee hereby agree that Section 27 of the Original Amended Agreement is hereby redesignated in its entirety as Section 28 of the Amended Agreement.

11. Change to Section 28 of the Original Amended Agreement.  Employer and Employee hereby agree that Section 28 of the Original Amended Agreement is hereby redesignated in its entirety as Section 29 of the Amended Agreement.

12. Change to Section 29 of the Original Amended Agreement.  Employer and Employee hereby agree that Section 29 of the Original Amended Agreement is hereby redesignated in its entirety as Section 30 of the Amended Agreement.

13. Full Force and Effect.  Except to the extent specifically modified in this Amendment, each and every provision of the Original Amended Agreement remains in full force and effect in the Amended Agreement.

14. Miscellaneous.  This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Ohio.  The parties intend to and do hereby confer jurisdiction upon the courts of any jurisdiction within the State of Ohio to determine any dispute arising out of or related to this Amendment, including the enforcement and the breach hereof.  This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  In the event of any conflict between the original terms of the Original Amended Agreement and this Amendment, the terms of this Amendment shall prevail.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first hereinabove mentioned.
HAWK CORPORATION
(“Employer”)

By: /s/ Byron S. Krantz
Its: Secretary

FRICTION PRODUCTS CO.

By: /s/ Byron S. Krantz
Its: Secretary

/s/ Ronald E. Weinberg
RONALD E. WEINBERG (“Employee”)